ASSOCIATED ESTATES REALTY CORPORATION 4th QUARTER EARNINGS

For more information regarding the content	For Immediate Release
of this news release, please contact:

Kimberly Kanary	News Release No.: 09-06
(216) 797-8718	Release Date: February 4, 2009

 ASSOCIATED ESTATES REALTY CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR RESULTS
2008 Results Exceed Prior FFO Guidance
Full Year Same Community NOI up 5.4%

 Cleveland, Ohio – February 4, 2009 – Associated Estates Realty Corporation (NYSE: AEC) (NASDAQ: AEC) today reported funds from operations (FFO) for the fourth quarter of $0.48 per common share (basic and diluted), compared with $0.39 per common share (basic and diluted), for the fourth quarter ended December 31, 2007, a 23.1 percent increase.  FFO as adjusted for the fourth quarter was $0.35 per common share (basic and diluted) after adjusting for net preferred share repurchase discounts of $2.1 million or $0.13 per common share.

Net income available to common shareholders was $298,000 or $0.02 per common share (basic and diluted), which included a net discount on the repurchase of preferred shares of $0.13 per common share for the fourth quarter ended December 31, 2008, compared with net income available to common shareholders of $1.1 million or $0.07 per common share (basic and diluted), which included gains on the disposition of properties of $0.24 per common share, for the fourth quarter ended December 31, 2007.

“We’re very proud of the Company’s 2008 performance,” said Jeffrey I. Friedman, president and chief executive officer.  “While 2009 presents a more challenging environment, our management team and properties are well positioned to compete,” he continued.

A reconciliation of net income applicable to common shares to FFO, and to FFO as adjusted, is included in the table at the end of this press release and in the Company's supplemental financial information to be furnished with this earnings release to the Securities and Exchange Commission on Form 8-K.

Revenue for the quarter was $34.0 million compared with $34.2 million for the fourth quarter of 2007, a decrease of 0.6 percent.

Same Community Portfolio Results
Net operating income (NOI) for the fourth quarter of 2008 from the Company’s same community portfolio increased 0.9 percent as a result of revenue increasing 1.7 percent and property operating expenses increasing 2.8 percent, compared with the fourth quarter of 2007.  Physical occupancy was 93.0 percent at the end of the fourth quarter of 2008 compared with 94.1 percent at the end of the fourth quarter of 2007.  Average net rent collected per unit for the same community properties increased 2.0 percent to $852 per month.  Net rent collected per unit for the Company’s same community Midwest portfolio grew 4.9 percent to $785, while net rent collected per unit for the Company’s same community properties in the Mid-Atlantic/Southeast markets decreased 2.4 percent to $991.

Additional quarterly financial information, including performance by region for the Company's portfolio, is included in the Company's supplemental fact booklet, which is available on the "Investors" section of the Company's web site at www.aecrealty.com, or by clicking on the following link: http://ir.aecrealty.com/results.cfm.

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ASSOCIATED ESTATES REALTY CORPORATION 4th, QUARTER EARNINGS

Year-to-Date Performance

Funds from operations for the twelve months ended December 31, 2008, were $1.35 per share (basic and diluted) and include defeasance and/or prepayment costs of $(2.0) million or approximately $(0.12) per share associated with the repayment of $11.0 million in debt, as well as net preferred share discounts of $2.1 million or approximately $0.13 per share. FFO as adjusted for the twelve months ended December 31, 2008, after adjusting for defeasance costs and the net discount on the repurchase of preferred shares, was $1.33 per common share (basic and diluted).

For the twelve months ended December 31, 2008, net income applicable to common shares was $32.1 million or $1.98 per share (basic and diluted) compared to net income applicable to common shares of $5.1 million or $0.30 per share (basic and diluted) for the period ended December 31, 2007.  The results for the twelve month period ended December 31, 2008 and December 31, 2007 include gains from property sales of $45.2 million and $20.9 million or $2.78 per share and $1.24 per share, respectively.  Additionally, 2008 includes a net discount on the repurchase of preferred shares of $0.13 per share as compared to a net premium on the repurchase of preferred shares of $(0.01) per share in 2007.

A reconciliation of net income applicable to common shares to FFO, and to FFO as adjusted, is included in the table at the end of this press release and in the Company's supplemental financial information to be furnished with this earnings release to the Securities and Exchange Commission on Form 8-K.

For the year, NOI for the same community portfolio was up 5.4 percent.  This increase was driven by a 3.2 percent increase in revenue and a 0.3 percent increase in property operating expenses.

Debt Maturities
The Company has a total of $72.2 million maturing in 2009.  The Company has loan commitments to fund $52.5 million of the maturities at a current average rate of 5.22 percent.  These seven-year loans will consist of two variable rate loans with an expected initial pay rate of 4.85 percent and one fixed rate loan priced at 5.98 percent.  The remaining $19.7 million in maturities relates primarily to a property the Company is currently marketing for sale and is expected to be carried on the Company’s line of credit.

The Company’s $150.0 million line of credit had a balance of $21.5 million on December 31, 2008.

2009 Outlook
The Company said its current FFO expectations for 2009 range between $1.17 to $1.23 per share, excluding defeasance, other prepayment costs and net preferred share repurchase discounts/premiums.  Assumptions relating to the Company's earnings guidance can be found on page 25 of the fourth quarter 2008 supplemental fact booklet on the Company's website at www.aecrealty.com.

Conference Call
A conference call to discuss the results will be held on Thursday, February 5 at 2:00 p.m. Eastern.  To participate in the call:

Via Telephone: The dial-in number is 800-860-2442, and the passcode is “Estates.”

ASSOCIATED ESTATES REALTY CORPORATION 4th QUARTER EARNINGS

Via the Internet (listen only):  Access the Company's website at www.aecrealty.com.   Please log on at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Select the "Register for AEC's Conference Call" link on the left.  The webcast will be archived through February 19, 2009.

Company Profile
Associated Estates Realty Corporation (AEC) is a real estate investment trust (“REIT”) and is a member of the Russell 2000. The Company is headquartered in Richmond Heights, Ohio. AEC’s portfolio consists of 52 properties containing 13,192 units located in nine states. For more information about the Company, please visit its website at www.aecrealty.com.

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FFO and FFO as adjusted are non-Generally Accepted Accounting Principle (GAAP) measures.  The Company generally considers FFO and FFO as adjusted to be a useful measure for reviewing the comparative operating and financial performance of the Company because FFO and FFO as adjusted can help one compare the operating performance of a company’s real estate between periods or as compared to different REITs.  A reconciliation of net income applicable to common shares to FFO and FFO as adjusted is included in the table at the end of this press release and in the Company's supplemental financial information to be included with this earnings release and furnished to the Securities and Exchange Commission on Form 8-K.

Safe Harbor Statement
This news release contains forward-looking statements based on current judgments and knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to vary from those projected, including but not limited to, expectations regarding the Company's 2009 performance, which are based on certain assumptions.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release.  These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The words "expects," "projects," "believes," "plans," "anticipates," and similar expressions are intended to identify forward-looking statements.  Investors are cautioned that the Company's forward-looking statements involve risks and uncertainty, that could cause actual results to differ from estimates or projections contained in these forward-looking statements, including without limitation the following: changes in the economic climate in the markets in which the Company owns and manages properties, including interest rates, the ability of the Company to consummate the sale of properties pursuant to its current plan, the overall level of economic activity, the availability of consumer credit and mortgage financing, unemployment rates and other factors; the ability of the Company to refinance debt on favorable terms at maturity; the ability of the Company to defease or prepay debt pursuant to its current plan; risks of a lessening of demand for the multifamily units owned or managed by the Company; competition from other available multifamily units and changes in market rental rates; increases in property and liability insurance costs; unanticipated increases in real estate taxes and other operating expenses (e.g., cleaning, utilities, repair and maintenance costs, insurance and administrative costs, security, landscaping, staffing and other general costs); weather conditions that adversely affect operating expenses; expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, and real estate tax valuation reassessments or millage rate increases; inability of the Company to control operating expenses or achieve increases in revenue; the results of litigation filed or to be filed against the Company; changes in tax legislation; risks of personal injury claims and property damage related to mold claims because of diminished insurance coverage; catastrophic property damage losses that are not covered by the Company's insurance; the Company's ability to acquire properties at prices consistent with the Company’s investment criteria; risks associated with property acquisitions such as environmental liabilities, among others; changes in or termination of contracts relating to third party management and advisory business; and risks related to the perception of residents and prospective residents as to the attractiveness, convenience and safety of the Company's properties or the neighborhoods in which  they are located.

ASSOCIATED ESTATES REALTY CORPORATION 4th QUARTER EARNINGS

		Financial Highlights
		(in thousands, except per share data)
		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2008	2007	2008	2007

Total revenue		$34,013	$34,182	$134,883	$130,913
Net (loss) income		(795)	2,307	34,627	10,165
Net income applicable to common shares (1)		298	1,106	32,118	5,069

Add:	Depreciation - real estate assets	8,262	8,233	32,560	31,363
	Depreciation - real estate assets - joint ventures	23	24	91	529
	Amortization of joint venture deferred costs	-	-	-	17
	Amortization of intangible assets	866	753	3,929	1,545
Less:	Gain on disposition of joint venture property	(1,603)	-	(1,603)	-
	Gain on disposition of properties	-	(3,821)	(45,202)	(20,864)

Funds from Operations (FFO) (2)		7,846	6,295	21,893	17,659

Funds from Operations (FFO) as adjusted (3)		5,700	6,295	21,706	22,055

Add:	Depreciation - other assets	362	336	1,378	1,255
	Depreciation - other assets - joint ventures	-	1	3	82
	Amortization of deferred financing fees	311	318	1,296	1,128
	Amortization of deferred financing fees - joint ventures	-	-	1	24

Less:	Recurring fixed asset additions	(1,635)	(2,149)	(8,739)	(8,819)
	Recurring fixed asset additions - joint ventures	(5)	(173)	(9)	(199)
Funds available for distribution (FAD) (4)		$4,733	$4,628	$15,636	$15,526

Per share
Net income applicable to common shares - basic and diluted (1)		$0.02	$0.07	$1.98	$0.30
Funds from Operations - basic and diluted (2)		$0.48	$0.39	$1.35	$1.05
Funds from Operations as adjusted - basic and diluted (3)		$0.35	$0.39	$1.33	$1.31
Dividends per share		$0.17	$0.17	$0.68	$0.68
Weighted average shares outstanding - basic and diluted (3)		16,383	16,153	16,262	16,871

ASSOCIATED ESTATES REALTY CORPORATION 4th QUARTER EARNINGS

(1)

After preferred share dividends and net repurchase costs including discounts received in 2008 and premiums paid in 2007 associated with the preferred share repurchase of $(1,093), $1,201, $2,509 and $5,096, equivalent to $(0.07), $0.07, $0.15 and $0.30 per common share, respectively.

(2)

The Company defines FFO as the inclusion of all operating results, both recurring and non-recurring, except those results defined as "extraordinary items" under generally accepted accounting principles (GAAP), adjusted for depreciation on real estate assets and amortization of intangible assets and gains and losses from the disposition of properties and land. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. The Company generally considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company because FFO can help one compare the operating performance of a company's real estate between periods or as compared to different REITs. It should be noted, however, that certain other real estate companies may define FFO in a different manner.

(3)

The Company defines FFO as adjusted as FFO, as defined above, plus the add back of defeasance and other prepayment costs of $2.0 million for the twelve months ended December 31, 2008, and $4.2 million for twelve months ended December 31, 2007.  In accordance with GAAP, these prepayment costs are included as interest expense in the Company's Consolidated Statement of Operations.  Additionally, deducted is $2.1 million for the twelve months ended December 31, 2008, while added back is $172,000 for the twelve months ended December 31, 2007 of preferred share repurchase costs including discounts received in 2008 and premiums paid in 2007.  In accordance with GAAP, the Company reclassified from additional paid in capital the original issuance costs associated with the repurchase of 278,000 and 111,500 depository shares of the Series B Preferred Shares for the twelve months ended December 31, 2008 and December 31, 2007, respectively.  The Company is providing this calculation as an alternative FFO calculation as it considers it a more appropriate measure of comparing the operating performance of a company's real estate between periods or as compared to different REITs.

(4)

The Company defines FAD as FFO as adjusted, as defined above, plus depreciation other and amortization of deferred financing fees less recurring fixed asset additions. Fixed asset additions exclude development, investment, revenue enhancing and non-recurring capital additions. Adjustments for joint ventures are calculated to reflect FAD on the same basis. The Company considers FAD to be an appropriate supplemental measure of the performance of an equity REIT because, like FFO and FFO as adjusted, it captures real estate performance by excluding gains or losses from the disposition of properties and land and depreciation on real estate assets and amortization of intangible assets. Unlike FFO and FFO as adjusted, FAD also reflects that recurring capital expenditures are necessary to maintain the associated real estate.

The full text and supplemental schedules of this press release are available on AEC's website at www.aecrealty.com. To receive a copy of the results by mail or fax, please contact Investor Relations at 1-800-440-2372. For more information, access the Investors section of www.aecrealty.com.